For Immediate Release


                  SWS AND MATRIX TERMINATE LETTER OF INTENT

      DALLAS, Aug. 11, 2000 - Southwest Securities Group, Inc. (SWS-NYSE) and Matrix Bancorp, Inc. (MTXC-Nasdaq) jointly announced today that the two companies have each decided to proceed independently and as a result the letter of intent between them dated July 13, 2000 concerning the proposed acquisition of Matrix by SWS has therefore been terminated.
      Matrix Bancorp, Inc. is a unitary thrift holding company headquartered in Denver, Colo. The company's stock is traded on the Nasdaq National Market under the symbol MTXC.
      Southwest   Securities  Group,  Inc.  is  an  investment  and  financial services holding company based in Dallas. The company's common stock is listed and traded on the New York Stock Exchange under the symbol SWS.

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Contacts:
Jim Bowman                                            Guy A. Gibson
Vice President - Corporate Communications             President/CEO
Southwest Securities Group, Inc.                      Matrix Bancorp, Inc.
(214) 859-9335                                        (303) 595-9898
jbowman@swst.com                                      ggibson@matrixbancorp.com